UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

ENDOVIA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EDVA	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2026, Endovia Health Sciences, a Nevada corporation (the “Company”) entered into an Addendum to that certain Securities Purchase Agreement dated September 19, 2025 providing for an equity line of credit facility (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Addendum”), pursuant to which parties agreed to amend and supplement the ELOC Agreement to, among other things, increase the total maximum commitment amount from $35 million to $135 million, inclusive of prior sales under the ELOC Agreement. The Addendum also provides for certain updated terms for sales that are made under the ELOC Agreement, as amended by the Addendum, in excess of the initial 10,875,000 shares of the Company’s common stock which were or are sold and issued pursuant to the ELOC Agreement.

The ELOC Agreement was originally filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2025. The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by the full text of the Addendum which is filed as Exhibit 10.1 in this Current Report on Form 8-K.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Addendum to ELOC Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOVIA HEALTH SCIENCES, INC.

Date: October 27, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer